Exhibit 99.5(a)

VARIABLE ANNUITY APPLICATION	PROTECTIVE LIFE INSURANCE COMPANY
CONTRACT #	Home Office: Nashville, Tennessee

IMPORTANT NOTICES

THIS IS A VARIABLE ANNUITY APPLICATION - CONTRACT BENEFITS ARE VARIABLE.  THEY MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

RESIDENTS OF AZ:  We will provide you reasonable factual information about benefits and provisions of the contract within a reasonable time after we receive your written request.  You may return the contract to us or the agent through whom it was purchased any time within 10 days of your receipt of the contract, or within 30 days if the contract is issued in replacement of an existing contract, or if you are 65 years of age or older on the date of application.  We will promptly return the Contract Value.  This may be more or less than the Purchase Payment(s).

RESIDENTS OF AR, DC, KY, LA, ME, NM, OH, PA, RI and TN:  Any person who knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

RESIDENTS OF CALIFORNIA — AGE 65 AND OVER:  There may be tax consequences, early withdrawal penalties, or other penalties if you sell or liquidate any stock, bond, IRA, certificate of deposit, mutual fund, annuity, or other asset to fund the purchase of an annuity product.  You may wish to consult with an independent legal or financial advisor before selling or liquidating any assets and before buying an annuity product.

RESIDENTS OF CO:  It is unlawful to knowingly provide false, incomplete or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company.  Penalties may include imprisonment, fines, denial of insurance and civil damages.  Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory agencies.

RESIDENTS OF FL:  ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD OR DECEIVE AN INSURER, FILES A STATEMENT OF CLAIM OR APPLICATION CONTAINING ANY FALSE, INCOMPLETE OR MISLEADING INFORMATION IS GUILTY OF A FELONY IN THE THIRD DEGREE.

RESIDENTS OF MD:  Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

RESIDENTS OF NJ:  Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

RESIDENTS OF OK:  WARNING - Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

RESIDENTS OF OR:  Any person who knowingly and with intent to injure, defraud, or deceive any insurance company, files a statement of claim or provides false, incomplete or misleading information as part of the information provided to obtain coverage commits a fraudulent act, which is a crime, and may be subject to criminal and civil penalties.

RESIDENTS OF WA:  It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

APPLICATION INSTRUCTIONS

Mailing Address for Applications:	Overnight	U. S. Postal Mail
	Annuity New Business	Annuity New Business
	2801 Hwy 280 South	P. O. Box 10648
	Birmingham, AL 35223	Birmingham, AL 35202-0648

Percentages:  Always use whole (not fractional) percentages.  Percentage totals must equal 100% per category (i.e. “Primary” and “Contingent” Beneficiaries; “Purchase Payment” and “DCA Allocation” instructions; etc.)

Withholding on Withdrawals:  All withdrawals from the Contract, including Protective Income Manager, SecurePay and Automatic Withdrawals must include your instructions regarding Federal Tax Withholding.  Complete “Federal Tax Withholding on Non-Periodic Annuity Payments” form # LAD-1133. If not completed, Federal Tax Withholding at a rate of 10% will automatically apply.

APPLICATION COVER PAGE

Select  Product:  Protective Variable Annuity   ☒ B Series

Owner 1

Name:			☐ Male	☐ Female

Address:			Birthdate:

City:	State:	Zip:	Tax ID:

Email Address:			Phone:

Owner 2

Name:			☐ Male	☐ Female

Address:			Birthdate:

City:	State:	Zip:	Tax ID:

Email Address:			Phone:

Annuitant

Name:			☐ Male	☐ Female

Address:			Birthdate:

City:	State:	Zip:	Tax ID:

Email Address:			Phone:

Beneficiary, if there is no surviving Owner

Name	Type		Relationship	Percentage

	☐ P	☐ C			%

	☐ P	☐ C			%

	☐ P	☐ C			%

	☐ P	☐ C			%

	☐ P	☐ C			%

Initial Purchase Payment:   $

(minimum: $5,000, or $25,000 if Protective Income Manager is purchased.)

Funding Source:	☐ Cash	☐ Non-Qualified 1035 Exchange	☐ Non-Insurance Exchange

	☐ Transfer	☐ Direct Rollover	☐ Indirect Rollover

Plan Type:	☐ Non-Qual	☐ IRA	☐ Roth IRA	☐ Other:

Complete if an IRA and includes new contributions:	$	(Amount)	(Tax Year)

	$	(Amount)	(Tax Year)

Replacement:

Do you currently have an annuity contract or life insurance policy?	☐ Yes	☐ No

Will this annuity change or replace an existing annuity contract or life insurance policy?	☐ Yes	☐ No

(If yes, please provide the company name and contract or policy number below.)

Company 1	Contract or Policy #

Company 2	Contract or Policy #

Company 3	Contract or Policy #

An annuity contract is not a deposit or obligation of, nor guaranteed by any bank or financial institution.  It is not insured by the Federal

Deposit Insurance Corporation or any other government agency, and is subject to investment risk, including the possible loss of principal.

CONTRACT BENEFITS ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

ALLOCATE PURCHASE PAYMENTS - Unless you give us instructions for allocating subsequent Purchase Payments when you make them, we will use the Variable Account allocation in effect at that time.   Use whole percentages.  Purchase Payment and DCA Allocation percentage totals must equal 100%, each.  If using a Model Portfolio, allocate to the Guaranteed Account and one Model Portfolio, only.

Protective Life Guaranteed Account

Purchase Payment
	%	Fixed Account – Not Available with C Series, or if a protected lifetime income benefit is added to any product.
	%	DCA Account 1 – Make DCA transfers on the day (1st – 28th) of the month for months (3 – 6 months).
	%	DCA Account 2 – Make DCA transfers on the day (1st – 28th) of the month for months (7 – 12 months).

Sub-Accounts of the Protective Variable Annuity Separate Account

Purchase Payment		DCA Allocation		Category 1 — Conservative (Min. 35% allocation if a protected lifetime income benefit is purchased.)
	%		%	Fidelity Investment Grade Bond
	%		%	Franklin U. S. Government Securities
	%		%	Goldman Sachs Global Market Navigator
	%		%	Invesco Balanced Risk Allocation
	%		%	Invesco Government Securities
	%		%	Legg Mason Dynamic Multi-Strategy
	%		%	Lord Abbett Bond Debenture
	%		%	OppenheimerFunds Global Strategic Income
	%		%	OppenheimerFunds Money
	%		%	PIMCO Global Diversified Allocation
	%		%	PIMCO Long-Term U.S. Government
	%		%	PIMCO Low Duration
	%		%	PIMCO Real Return
	%		%	PIMCO Short Term
	%		%	PIMCO Total Return
	%		%	Templeton Global Bond

Purchase		DCA		Category 2 — Moderate (Max. 65% allocation if a protected lifetime
Payment		Allocation		income benefit is purchased.)
	%		%	Fidelity Contrafund®
	%		%	Fidelity Index 500
	%		%	Franklin Income
	%		%	Franklin Mutual Shares
	%		%	Franklin Rising Dividends
	%		%	Goldman Sachs Strategic Growth
	%		%	Invesco Comstock
	%		%	Invesco Equity & Income
	%		%	Invesco Growth and Income
	%		%	Lord Abbett Calibrated Dividend Growth
	%		%	Lord Abbett Classic Stock
	%		%	Lord Abbett Fundamental Equity
	%		%	OppenheimerFunds Main Street®

Purchase Payment		DCA Allocation		Category 3 — Aggressive (Max. 30% allocation if a protected lifetime income benefit is purchased.)
	%		%	ClearBridge Mid Cap Core
	%		%	ClearBridge Small Cap Growth
	%		%	Fidelity Mid Cap
	%		%	Franklin Flex Cap Growth
	%		%	Franklin Small Cap Value
	%		%	Franklin Small-Mid Cap Growth
	%		%	Goldman Sachs Growth Opportunities
	%		%	Goldman Sachs Mid Cap Value
	%		%	Goldman Sachs Strategic International Equity
	%		%	Invesco American Value
	%		%	Invesco Global Real Estate
	%		%	Invesco International Growth
	%		%	Invesco Mid Cap Growth
	%		%	Invesco Small Cap Equity
	%		%	Lord Abbett Growth Opportunities
	%		%	Lord Abbett Mid Cap Stock
	%		%	OppenheimerFunds Capital Appreciation
	%		%	OppenheimerFunds Global
	%		%	PIMCO All Asset
	%		%	Royce Micro-Cap
	%		%	Royce Small-Cap
	%		%	Templeton Developing Markets
	%		%	Templeton Foreign
	%		%	Templeton Growth

Purchase		DCA		MODEL PORTFOLIOS
Payment		Allocation		(Do not allocate to more than one Model Portfolio)
	%		%	Conservative Growth
	%		%	Moderate Growth
	%		%	Growth and Income
	%		%	Aggressive Growth - Not available if a protected lifetime income benefit is purchased.

Important Notice About Restricted Sub-Accounts — The protected lifetime income benefits include an allocation adjustment that may temporarily restrict access to one or more Sub-Accounts after the 1st Contract Anniversary.  If that occurs, any portion of a future Purchase Payment allocated to a restricted Sub-Account will be applied to the OppenheimerFunds Money Sub-Account while the restriction is in effect.

Transfer Authorizations

☐  I authorize the company to honor my verbal and electronic instructions for transfers among the Investment Options.

☐  I authorize the company to honor my agent’s instructions for transfers among the Investment Options.

Portfolio Rebalancing — Must be completed if a protected lifetime income benefit is purchased.

Rebalance to my current Variable Account allocation       quarterly       semi-annually       annually on the          day (1st — 28th) of the month.

For California Residents Age 60 and Older — The consequences of allocating my initial Purchase Payment to the Sub-Accounts on the Effective Date with respect to the Contract’s “Right to Cancel” provision have been explained to me and I understand them.

☐  I instruct the Company to allocate my initial Purchase Payment as indicated above on the Contract Effective Date.

OPTIONAL BENEFITS AND FEATURES - Not Required.  Select the options to be included in your Contract.

Optional Death Benefit:  Not available if any Owner or Annuitant is age 76 or older, or with Protective Income Manager.

☐  Maximum Anniversary Value

Optional Protected Lifetime Income Benefits:

Protective Income Manager sm  You may purchase Protective Income Manager now or use RightTime® to purchase it later, provided the Covered Person (or both Covered Persons) are between ages 60 and 80 when the rider is purchased.  The Annuitant must be a Covered Person.

Please add Protective Income Manager to my Contract when it is issued, based on      one Covered Person  -or-        two Covered Persons.  Complete LAD-1216, “Protective Income Manager Withdrawal Form” to start withdrawals.

SecurePay  Not available if any Owner or Annuitant is younger than age 60 or older than age 85.

☐  SecurePay 5

Automatic Purchase Plan:  Not available with Automatic Withdrawals or Protective Income Manager.  Attach a voided check.

Draft $            per      month -or-      quarter from my account on the        day (1st — 28th) of the month and apply to my Contract.

Automatic Withdrawals:  Not available with Automatic Purchase Plan or Protective Income Manager.  Attach a voided check.

Withdraw $             per      month -or-      quarter from the Contract on the        day (1st — 28th) of the month and deposit to my account.

SPECIAL REMARKS

SUITABILITY

Did you receive a current prospectus for this annuity?	☐	Yes	☐	No
Do you believe the annuity meets your financial needs and objectives?	☐	Yes	☐	No

SIGNATURES

I understand this application will be part of the annuity contract.  The information I provide is true and correct to the best of my knowledge and belief.  The company will treat my statements as representations and not warranties.   The company may accept instructions from any Owner on behalf of all Owners.

Variable annuities involve risk, including the possible loss of principal.  The Contract Value, annuity payments and termination values, when based upon the investment experience of the separate account, are variable and are not guaranteed as to any fixed dollar amount.

Application signed at:  (City & State)                                                                                         on (Date)                                            .

Owner 1:                                                           Owner 2:                                                     Annuitant:

Federal law requires the following notice:  We may request or obtain additional information to establish or verify your identity.

PRODUCER REPORT - This section must be completed and signed by the agent for the Contract to be issued.

To the best of your knowledge and belief…

Does this annuity change or replace an existing annuity contract or life insurance policy?	☐	Yes	☐	No
Does the applicant have any existing annuity contract or life insurance policy?	☐	Yes	☐	No

This annuity is suitable based on information I obtained from the applicant after reasonable inquiry into the applicant’s financial and tax status, investment objectives, and other relevant information.

Producer Remarks:

Type of unexpired government issued photo I.D. used to verify applicant’s identity:                                                          #

I certify that I have truly and accurately recorded on this application the information provided to me by the applicant.

Signature:	Print Name:

Producer #	Brokerage:

Florida License # (if applicable)	Phone #

Select Commission Option: ☐ A ☐ B ☐ C